                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                November 6, 1996


                         STATEFED FINANCIAL CORPORATION

--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its Charter)



     Delaware                          0-22790                  42-1410788
--------------------------------------------------------------------------------
 (State or other                (Commission File No.    (IRS Identification No.)
 jurisdiction of
 incorporation)



519 Sixth Avenue, Des Moines, Iowa                                   50309-2473
--------------------------------------------------------------------------------
(Address of principal executive offices)                             (Zip Code)



       Registrant's telephone number, including area code: (515) 282-0236
--------------------------------------------------------------------------------



                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events

         On November 6, 1996, the Registrant issued the attached press release announcing stock repurchase program.

Items 7.  Financial Statements and Exhibits

         (a)   Exhibits

                1.  Press release, dated November 6, 1996

                                   SIGNATURES

         Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                STATEFED FINANCIAL CORPORATION


Date:  November 11, 1996        By: /s/ John F. Golden
     --------------------------    -----------------------------
                                    John F. Golden
                                    Chief Executive Officer




                                        3

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                                     EXHIBIT





















                                        4






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For Further Information Contact:                      For Immediate Release
         John F. Golden, President and CEO                     November 6, 1996
         StateFed Financial Corporation
         519 Sixth Avenue
         Des Moines, Iowa 50309
         Phone: (515) 282-0236

                         STATEFED FINANCIAL CORPORATION

                        ANNOUNCES FIRST QUARTER EARNINGS

         Des Moines, Iowa (NASDAQ: "SFFC") ------ StateFed Financial Corporation, the parent company for State Federal Savings and Loan Association of Des Moines, today announced financial results for the quarter ended September 30, 1996. For the three month period ended September 30, 1996, the company reported net income of $67,179 as compared to $215,034 for the same period in 1995, a decrease of $147,855. The decrease in net earnings was primarily due to an increase in non-interest expense of $309,000, partially offset by a decrease in income tax expense of $80,000 and an increase in interest income of $76,000. The increase in non-interest expense was primarily the result of a one-time special assessment of $291,300 required by legislation, of 65.7 cents per $100 of SAIF "Savings Association Insurance Fund" deposits held by the Bank at March 31, 1995. Net Income for the quarter ended September 30, 1996, would have been approximately $256,200 had this special assessment not been required.

         At September 30, 1996, the company had total assets of $81.1 million and total liabilities of $66.5 million, compared to total assets of $76.7 million and total liabilities of $61.8 million at June 30, 1996. The increase in total assets for the three month period ending September 30, 1996 was due to an increase in loans of $3.6 million, an increase in cash on hand of $300,000, an increase in real estate acquired for development of $200,000, and an increase in Federal Home Loan Bank Stock of $200,000.

         The book value of StateFed Financial Corporation increased to $18.47 per share at September 30, 1996. Earnings per share for the first quarter ended September 30, 1996 were 9 cents per share. As of September 30,1996, there was 789,485 shares outstanding.

                                    Continued

                         STATEFED FINANCIAL CORPORATION
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                      SEPTEMBER 30, 1996 AND JUNE 30, 1996

                           ASSETS                   (Unaudited)
                                                September 30, 1996         June 30, 1996

Cash and amounts due from depository institutions   $ 2,899,151             $ 2,564,267
Investments in certificates of deposit              $ 4,438,166             $ 4,439,567
Investment securities                               $ 2,365,317             $ 2,347,048
Loans receivable, net                               $66,304,498             $62,708,487
Real estate acquired for development                $   602,577             $   385,476
Real estate held for investment, net                $ 1,091,564             $ 1,149,990
Office property and equipment, net                  $ 1,452,584             $ 1,464,796
Federal Home Loan Bank stock, at cost               $   950,000             $   750,000
Accrued interest receivable                         $   555,556             $   533,706
Prepaid expenses and other assets                   $   400,059             $   361,287
                                                    -----------             -----------
        TOTAL ASSETS                                $81,059,472             $76,704,624
                                                    ===========             ===========


       LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits                                          $46,417,350             $45,731,828
Advances from Federal Home Loan Bank              $19,000,000             $15,000,000
Advances from borrowers for taxes and insurance   $   111,541             $   505,749
Accrued interest payable                          $   181,866             $   129,833
Dividends payable                                 $    79,449             $    81,349
Income taxes: current and deferred                $   174,075             $   138,255
Other liabilities                                 $   512,398             $   189,305
                                                  -----------             -----------
        TOTAL LIABILITIES                         $66,476,679             $61,776,319
                                                  ===========             ===========

Stockholders' equity:
Common stock                                      $      8,905           $      8,905
Additional paid-in capital                        $  8,384,591           $  8,376,924
Unearned compensation - restricted stock awards   $   (501,279)          $   (531,989)
Unrealized loss on investments                    $     (4,616)          $    (22,251)
Treasury stock                                    $ (1,438,613)          $ (1,049,358)
Retained earnings - substantially restricted      $  8,133,805           $  8,146,074
                                                  ------------           ------------

   TOTAL STOCKHOLDERS' EQUITY                     $ 14,582,793           $ 14,928,305
                                                  ------------           ------------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY     $ 81,059,472           $ 76,704,624
                                                  ============           ============


                         STATEFED FINANCIAL CORPORATION
                      SELECTED CONSOLIDATED FINANCIAL DATA


                                                                            1st Quarter
                                                                            September 30
                                                                1996         Unaudited          1995
                                                         ---------------------------------------------------
OPERATIONS DATA

Total interest income........................               $1,549,172                   $     1,427,049

Total interest expense.......................                  838,168                           792,333
                                                         -------------                   ---------------

Net interest income..........................                  711,004                           634,716

Provision for loan losses....................                    6,000                             6,000
                                                         -------------                   ---------------

        Net interest income after
        provision for loan losses............                  705,004                           628,716

Non-interest income:
Real estate operations.......................                   97,684                            94,516

Other non-interest income....................                   14,219                            12,321
                                                         -------------                   ---------------

Total non-interest income....................                  111,903                           106,837

Non-interest expense:
FDIC premium & OTS assessments ..............                  323,532                            31,268

Other non-interest expense. .................                  390,376                           373,651
                                                         -------------                   ---------------

Total non-interest expense ..................                  713,908                           404,919
                                                         -------------                   ---------------

Income before income taxes ..................                  102,999                           330,634
                                                         -------------                   ---------------

Income tax expense ..........................                   35,820                           115,600
                                                         -------------                   ---------------

Net Income...................................           $       67,179                   $       215,034
                                                         =============                   ===============
